Exhibit 99.1
HEALTHCARE REALTY
Gabrielle M. Andrés
Corporate Communications
P 615.269.8175
www.healthcarerealty.com
NEWS RELEASE
HEALTHCARE REALTY TRUST ANNOUNCES THIRD QUARTER RESULTS
NASHVILLE, Tennessee, November 8, 2010 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2010. FFO per diluted common share for the three months ended September 30, 2010 totaled $0.17, which includes the effect of non-cash impairment charges totaling $7.4 million, or $0.12 per diluted common share. Also affecting FFO for the three months ended September 30, 2010 are acquisition costs of $0.6 million, or $0.01 per diluted common share, and higher seasonal utility expenses totaling approximately $0.5 million, or $0.01 per diluted common share. FFO per diluted common share for the nine months ended September 30, 2010 totaled $0.84. FAD for the three months ended September 30, 2010 totaled $0.32 per diluted common share.
Revenues for the three months and nine months ended September 30, 2010 totaled $65.1 million and $193.4 million, respectively. Income from continuing operations for the three and nine months ended September 30, 2010 totaled $0.1 million and $5.9 million, respectively. Net loss attributable to common stockholders for the three months ended September 30, 2010 totaled $3.2 million, or $0.05 per diluted common share. Along with FFO, net loss attributable to common stockholders for the three months ended September 30, 2010 was also affected by impairment charges, acquisition costs and higher seasonal utility expenses. Net income attributable to common stockholders for the nine months ended September 30, 2010 totaled $7.8 million, or $0.13 per diluted common share.
Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $2.4 billion in 209 real estate properties and mortgages as of September 30, 2010, excluding assets classified as held for sale and including an investment in one unconsolidated joint venture. The Company’s 202 owned real estate properties, excluding assets classified as held for sale, are comprised of six facility types, located in 28 states, totaling approximately 13.0 million square feet. The Company provides property management services to approximately 9.0 million square feet nationwide.
The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at 615.269.8175 to request a printed copy of this information.
In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2009 under the heading “Risk Factors,” and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Operations (1)
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUES
Master lease rent	$14,054	$13,833	$43,309	$41,609
Property operating	47,714	45,024	140,000	132,825
Straight-line rent	626	704	1,952	1,452
Mortgage interest	601	658	1,708	2,126
Other operating	2,128	2,110	6,399	8,623

	65,123	62,329	193,368	186,635

EXPENSES
General and administrative	4,243	5,107	12,513	17,397
Property operating	26,671	23,537	75,089	69,518
Bad debt, net	39	(133)	(438)	425
Depreciation	17,115	15,499	50,000	45,556
Amortization	1,237	1,236	3,869	4,063

	49,305	45,246	141,033	136,959

OTHER INCOME (EXPENSE)
Loss on extinguishment of debt	—	—	(480)	—
Re-measurement gain of equity interest upon acquisition	—	—	—	2,701
Interest expense	(15,923)	(9,535)	(47,803)	(29,531)
Interest and other income, net	187	292	1,800	675

	(15,736)	(9,243)	(46,483)	(26,155)

INCOME FROM CONTINUING OPERATIONS	82	7,840	5,852	23,521

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	(121)	1,115	1,060	3,098
Impairments	(7,361)	—	(7,361)	(22)
Gain on sales of real estate properties	4,092	84	8,313	20,136

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(3,390)	1,199	2,012	23,212

NET INCOME (LOSS)	(3,308)	9,039	7,864	46,733
Less: Net (income) loss attributable to noncontrolling interests	60	65	(44)	(12)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,248)	$9,104	$7,820	$46,721

BASIC EARNINGS (LOSS) PER COMMON SHARE
Income from continuing operations	$0.00	$0.13	$0.10	$0.40
Discontinued operations	(0.05)	0.03	0.03	0.40

Net income (loss) attributable to common stockholders	$(0.05)	$0.16	$0.13	$0.80

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Income from continuing operations	$0.00	$0.13	$0.10	$0.40
Discontinued operations	(0.05)	0.02	0.03	0.39

Net income (loss) attributable to common stockholders	$(0.05)	$0.15	$0.13	$0.79

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC	62,369,773	58,174,482	61,232,810	58,150,024

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — DILUTED	63,424,706	59,064,066	62,269,413	58,950,870

(1)	The Condensed Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Cash Flows (1)
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$(3,308)	$9,039	$7,864	$46,733
Non-cash items:
Depreciation and amortization — real estate	18,202	16,801	53,202	50,375
Depreciation and amortization — other	1,358	870	4,282	2,514
Provision for bad debt, net	39	(137)	(418)	429
Impairments	7,361	—	7,361	22
Straight-line rent receivable	(604)	(676)	(1,923)	(1,348)
Straight-line rent liability	103	112	309	336
Stock-based compensation	525	985	1,845	3,286
Provision for deferred post-retirement benefits	385	476	1,167	2,443
Re-measurement gain of equity interest upon acquisition	—	—	—	(2,701)
Other non-cash items	—	254	(542)	761

Total non-cash items	27,369	18,685	65,283	56,117

Other items:
Accounts payable and accrued liabilities	4,183	15,183	9,861	11,984
Other liabilities	2,056	(5,006)	1,568	(8,352)
Other assets	(6,762)	(1,137)	(6,923)	(1,003)
Gain on sales of real estate properties	(4,092)	(84)	(8,313)	(20,136)
Loss on extinguishment of debt	—	—	480	—
Payment of partial pension settlement	—	—	(342)	(2,300)
State income taxes paid, net of refunds	(12)	(93)	(503)	(662)

Total other items	(4,627)	8,863	(4,172)	(20,469)

Net cash provided by operating activities	19,434	36,587	68,975	82,381

Cash flows from investing activities:
Acquisition and development of real estate properties	(129,596)	(37,462)	(183,653)	(99,253)
Funding of mortgages and notes receivable	(11,031)	(4,367)	(13,921)	(13,183)
Investment in unconsolidated joint ventures	—	(35)	—	(184)
Proceeds from sales of real estate	9,698	563	33,321	83,441
Proceeds from mortgages and notes receivable repayments	7,316	107	7,385	205

Net cash used in investing activities	(123,613)	(41,194)	(156,868)	(28,974)

Cash flows from financing activities:
Net borrowings on unsecured credit facilities	111,000	35,000	81,000	44,000
Repayments on notes and bonds payable	(648)	(1,071)	(1,759)	(22,640)
Repurchase of notes payable	—	—	(8,556)	—
Quarterly dividends paid	(19,111)	(22,852)	(56,481)	(68,530)
Proceeds from issuance of common stock	19,998	186	79,467	534
Equity issuance costs	(3)	—	(23)	—
Common stock redemption	—	(8)	—	(8)
Debt issuance and assumption costs	(201)	(7,393)	(716)	(7,393)
Capital contributions received from noncontrolling interest holders	16	1,242	686	1,771
Distributions to noncontrolling interests	(150)	(116)	(399)	(191)

Net cash provided by (used in) financing activities	110,901	4,988	93,219	(52,457)

Increase in cash and cash equivalents	6,722	381	5,326	950
Cash and cash equivalents, beginning of period	4,455	4,707	5,851	4,138

Cash and cash equivalents, end of period	$11,177	$5,088	$11,177	$5,088

(1)	The Condensed Consolidated Statements of Cash Flows do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

RECONCILIATION OF FUNDS FROM OPERATIONS (1) (2):
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net Income (Loss) Attributable to Common Stockholders	$(3,248)	$9,104	$7,820	$46,721

Gain on sales of real estate properties	(4,092)	(84)	(8,313)	(20,136)
Real estate depreciation and amortization	18,075	16,801	52,843	50,387

Total adjustments	13,983	16,717	44,530	30,251

Funds From Operations	$10,735	$25,821	$52,350	$76,972

Funds From Operations Per Common Share — Basic	$0.17	$0.44	$0.85	$1.32

Funds From Operations Per Common Share — Diluted	$0.17	$0.44	$0.84	$1.31

Weighted Average Common Shares Outstanding — Basic	62,369,773	58,174,482	61,232,810	58,150,024

Weighted Average Common Shares Outstanding — Diluted	63,424,706	59,064,066	62,269,413	58,950,870

RECONCILIATION OF FUNDS AVAILABLE FOR DISTRIBUTION (2):
(Dollars in thousands, except per share data)
(Unaudited)

Three Months Ended
September 30, 2010

Net Loss Attributable to Common Stockholders	$(3,248)

Gain on sales of real estate properties	(4,092)
Total non-cash items included in cash flows from operating activities (3)	27,369

Funds Available For Distribution	$20,029

Funds Available For Distribution Per Common Share — Diluted	$0.32

Weighted Average Common Shares Outstanding — Diluted	63,424,706

(1)	Funds from operations (“FFO”) is calculated according to the definition of the National Association of Real Estate Investment Trusts and is comprised primarily of net income (loss) attributable to common stockholders and depreciation from real estate, but is not adjusted for certain non-cash income and expense items. Gains on the sale of real estate properties are excluded from FFO and FFO per share, while impairments are included in FFO and FFO per share.

(2)	FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

(3)	See the Condensed Consolidated Statements of Cash Flows that are included in this earnings release.

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